UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  October 28, 2010

DANVERS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-33896

Delaware	04-3445675
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Conant Street, Danvers, Massachusetts 01923
(Address of Principal Executive Offices, Including Zip Code)

(978) 777-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in this Report

Item 2.02.    Results of Operations and Financial Condition

The information in this Current Report on Form 8-K is furnished under Item 2.02 – “Results of Operations and Financial Condition.”  Such information, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On October 28, 2010, Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank, issued a press release announcing its financial results for the quarter ended September 30, 2010.  The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.    Other Events.

The Company announced today that its Board of Directors has declared a regular quarterly cash dividend on its common stock of $.04 per share, reflecting a 100% increase in the previous quarter’s cash dividend amount of $.02 per share.  The dividend will be payable on December 3, 2010 to stockholders of record at the close of business on November 12, 2010.  Attached as Exhibit 99.2 is a copy of the press release regarding the announcement of the Company's declaration of a cash dividend on its common stock.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits-See Exhibit Index following signature page.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: October 28, 2010	DANVERS BANCORP, INC. By:/s/ L. Mark Panella L. Mark Panella Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated October 28, 2010
EX-99.2	Press Release dated October 28, 2010